UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant under §240.14a-12

MEDALLION FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Medallion Financial Corp. will begin distribution of the following letter to shareholders:

May 24, 2024

Dear Fellow Medallion Financial Shareholder,

Your vote at the Annual Meeting of Shareholders of Medallion Financial Corp. (the “Company”) to be held on June 11, 2024, is more important than ever. Please vote today “FOR” only Robert M. Meyer and David L. Rudnick to be elected to the Board of Directors on the BLUE proxy card.

An activist investor, Stephen Hodges, holds only 0.3% of our shares, is attempting to replace these two highly experienced directors who have overseen a successful transformation of the Company’s businesses that positions it for future growth. In their place, he wants to add himself and another hand-picked nominee, Judd Deppisch, both of whom have conflicts of interest, and little, if any, relevant experience.

We encourage you to visit http://VoteMedallion.com/ and review the latest Investor Presentation for more information on Medallion’s successful transformation, strong operational and financial performance, and the serious risks posed by Hodges’ unwarranted campaign.

MEDALLION IS PERFORMING EXTREMELY WELL FOLLOWING THE COMPANY’S SUCCESSFUL TRANSFORMATION

The Company’s Board of Directors and management have successfully transformed the Company into a growing consumer lending business that has delivered substantial value creation for ALL shareholders. Contrary to Hodges’ claims, our business is performing very well:
✔	Record Earnings: In 2023, the Company had the highest total net income and highest annual earnings per share since its initial public offering in 1996.
✔	Business Growth: During 2021 through 2023, the Company collectively increased recreation, home improvement and commercial loans by 80%.
✔	Capital Return: Since 2021, the Company has returned over $36 million to shareholders through dividends and repurchases, including reinstating and raising its quarterly dividend.
✔
TSR Outperformance: Strong cumulative total shareholder return over the past 1, 3, and 5 years, including 44% over the last year, more than 118% over the last three years and more than 128% over the last five years, significantly above the median of our peers[1].

Your vote is more important than ever as the Company looks to maintain this positive momentum. Please vote today “FOR” only Robert M. Meyer and David L. Rudnick to be elected to the Board of Directors on the BLUE proxy card.

1 TSR measured as of the end of the Company’s Fiscal Year on December 31, 2023. Peer group selected and approved by the Compensation Committee as a reference for the 2023 short-term incentive cash awards and 2023 compensation program and pay decisions. See proxy statement filed by Medallion Financial Corp. on April 29, 2024, for full list of peers.

YOUR BOARD HAS THE RIGHT MIX OF SKILLS AND PERSPECTIVES TO DELIVER CONTINUED VALUE CREATION

Medallion’s Board has overseen the successful transformation of the Company through the right mix of skills, experience, and perspectives, and has been assembled through thoughtful and regular refreshment. All independent directors have joined since 2017, including three within the past four years, and the Board appointed Brent Hatch as its first Lead Independent Director in 2022.

Our other directors provide deep institutional knowledge that has been critical to our business transformation, including the vision to establish Medallion Bank and the deliberate move to consumer lending. Altogether, the current directors bring significant experience in areas critical to the Company’s execution of its business strategy, including experience in banking and financial services, consumer and commercial lending, risk management, and senior leadership.

The Board has nominated two highly qualified directors for re-election at the 2024 Annual Meeting – Robert M. Meyer and David L. Rudnick. These nominees bring significant relevant experience, proven leadership and a mix of tenures and perspectives to our Board that are crucial to the Company’s continued successful execution of its business strategy.

Robert M. Meyer Brings Extensive Banking Expertise	•	The Board benefits from Mr. Meyer’s nearly 40 years of proven executive leadership in the banking industry, including as a C-suite executive across several financial institutions.
	•	Mr. Meyer’s experience involves a vast scope of lending activities relevant to the Company, providing fresh perspectives on the Medallion Board that is critical to the Company’s strategy and oversight.
	•	Committee Membership: Chair of Audit Committee; Compensation Committee; Nominating and Governance Committee

David L. Rudnick Brings Differentiated Perspectives	•	Mr. Rudnick brings an experienced commercial operator’s view of the economy, our commercial customers, and our lending practices, as well as banking governance expertise.
	•	Mr. Rudnick has been a critical leader in our successful transformation as Chair of the Investment Oversight Committee, and is a vital component of shaping the Company’s future strategy.
	•	Committee Membership: Chair of Investment Oversight Committee

HODGES AND HIS OTHER NOMINEE WOULD JEOPARDIZE OUR CONTINUED GROWTH

Mr. Hodges, who has launched an unwarranted proxy fight, is primarily a debtholder and does not share the same interests as other shareholders. Unlike our directors and officers, he holds only a miniscule equity stake: only 0.3% of our outstanding common stock acquired between December 2023 and April 2024, and $15 million par value of trust preferred securities (a form of subordinated debt) which we have been informed he acquired at approximately 45% of par value.

Mr. Hodges’ debt position creates an unwarranted focus on downside risk that is misaligned with our shareholders’ upside. You don’t have to take our word for it, though. Here’s what Mr. Hodges wrote in a December 12, 2023, email to Andrew Murstein:

“[B]eing a creditor means that our upside is capped while our downside is not, so we are particularly sensitive to the potential risks in a rapidly changing economic environment”2

Mr. Hodges launched this proxy contest and acquired most of his small equity position only after the Company would not repurchase his subordinated debt at a significant premium. Mr. Hodges demanded that the Company choose from four “outcomes”: two variations on repurchasing his debt at above-market prices, appoint himself and his other unqualified nominee, or face a proxy contest this year and every year thereafter.

Mr. Hodges’ “five-step plan” has no actionable benefits for the Company. No change is needed and based on his statements Hodges would only bring negative change that could derail the Company’s continued value creation if he and his nominee were elected.

The Board reviewed Mr. Hodges’ nominations and determined that he and Mr. Deppisch would not bring additive skills to the Board. The Board believes adding Mr. Hodges and Mr. Deppisch to the Board would jeopardize continued value creation as they have:
•	Few skills that are relevant to the Company’s consumer and commercial lending business.
•	No experience with public company governance and few relevant skills for board oversight.
•	Conflicts of interest that could compromise their ability to maximize value for ALL shareholders.

Stephen Hodges Conflicted debt investor with 0.3% of outstanding shares acquired between December 2023 and April 2024	•	No consumer or commercial lending experience.
	•	Experienced only at making illiquid debt investments in banks and other credit investments, which is irrelevant for the Company’s specialty finance business.
	•	Appears to have no relevant banking experience.
	•	No senior management experience.
	•	No public company governance experience.
	•	Deep conflicts from substantial debt holdings in the Company, incentivizing actions contrary to the benefit of shareholders.
	•	Ineffective as a shareholder representative because he only recently acquired a miniscule equity stake.
Judd Deppisch Works for a competitor	•	Limited to no consumer or commercial lending experience.
	•	No public company governance experience.
	•	Works for a competitor – Chief Investment Officer of Nelnet Financial Services, which is affiliated with Nelnet Bank, a Utah-chartered industrial bank that makes consumer loans and may compete (or in the future compete) with Medallion Bank, a Utah-chartered industrial bank that makes consumer loans.

2 Emphasis added.

MR. HODGES CONTINUES TO MAKE INACCURATE AND MISLEADING CLAIMS ABOUT MEDALLION, OUR BOARD AND OUR EXECUTIVE COMPENSATION PRACTICES

Since launching his self-serving campaign, Mr. Hodges has made inaccurate and misleading statements about the performance of our business and future growth prospects – which we have detailed the facts on above. He has also deliberately mischaracterized our governance and compensation practices:

Hodges’ False Claims		The Facts
The Board is rewarding management instead of shareholders	•
As detailed above, over the past three years, the Board has returned over $36 million to shareholders via dividends and stock repurchases, including by reinstating the Company’s quarterly dividend and raising it to $0.10 per share

	•	Due to the Company’s successful transformation to a consumer lending business, our TSR has consistently outperformed peers

Medallion’s executive compensation is excessive	•
Our executive compensation programs have been enhanced in response to feedback from shareholders and have received substantial support, including nearly 90% of the shares voting approving 2022 compensation at our 2023 annual meeting

Andrew Murstein’s pay exceeds that of executives at larger companies with higher earnings	•
Hodges makes dishonest and intentionally misleading comparisons between Andrew Murstein’s compensation over the span of six years (Hodges’ timeline) with executives who have not been in a comparable role for the same amount of time. More importantly, Medallion’s TSR is more than triple that of the two banks Hodges references over the past three years

Dividends could be suspended if core performance continues to worsen under the current management and board	•
As detailed in our Investor Presentation, management continues to mitigate risk with proven underwriting practices, significant focus on increasing weighted average FICO scores, sound judgment, lender protections, and rigorous portfolio monitoring

Despite Hodges’ attempts to misrepresent the truth, we are committed to being open and transparent with our shareholders about the state and progress of our business. Please consider the following:

•
Medallion’s governance and Board are fit for building on the Company’s successful business transformation. The Board has the right mix of skills, experience, and perspectives, and has been assembled through thoughtful and regular refreshment. All independent directors have joined since 2017, including three within the last four years.

•
The Board and management team are deeply aligned with shareholders, collectively holding 24% of the Company’s outstanding shares[3]. On the contrary, Mr. Hodges only holds 0.3% – all of which has been acquired since December 2023 in connection with this proxy contest.

Medallion’s management team is highly experienced and has proactively led the Company to become a growing consumer lending business. The Company is continuing to grow its high return, scalable, and strong cash-generating model, and is driving even greater profitability from enhanced operational efficiency and investments in technology.

We encourage you to learn more about Medallion’s strong performance, and to review the facts about Mr. Hodges’ spurious claims in our new Investor Presentation available at http://VoteMedallion.com/.

3 Includes vested restricted stock units and unexercised vested stock options.

UNDER THE BOARD’S AND MANAGEMENT’S LEADERSHIP, THE COMPANY HAS SUCCESSFULLY TRANSFORMED ITS BUSINESS, GENERATING POSITIVE MOMENTUM TO BENEFIT ALL SHAREHOLDERS.

The Board of Directors, together with the Company’s management, has successfully transformed the Company into a growing consumer lending business that is delivering strong performance. Medallion has generated strong cumulative total shareholder return over the past 1, 3, and 5 years, significantly above the median of our peers, and is well positioned for continued success.

PLEASE VOTE ON THE BLUE UNIVERSAL PROXY CARD TODAY
“FOR” ONLY ROBERT M. MEYER AND DAVID L. RUDNICK, “FOR” THE APPROVAL OF THE 2023 COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AND FOR “ONE YEAR” ON THE SAY-ON-FREQUENCY VOTE

Please vote now using one of the following methods:
Vote by Internet Go to the website identified on the enclosed BLUE proxy card or voting instruction card	Vote by Phone Call the number on the enclosed BLUE proxy card or voting instruction card	Vote by Mail Mark, sign, date and return the enclosed BLUE proxy card or voting instruction card in the accompanying postage-paid pre-addressed envelope

If you inadvertently voted using ZimCal’s white proxy card, you can change your vote by voting again using the Company’s BLUE proxy card. The Company urges you to discard any white proxy card and other proxy materials you may receive from ZimCal and to only vote using the Company’s BLUE proxy card.

Your vote is important. If you have any questions or need any assistance in voting, please call our proxy solicitors, Alliance Advisors, toll-free at (855) 600-2578.

Thank you for your consideration and continued support.

Sincerely,

Alvin Murstein	Brent O. Hatch
Chairman and Chief Executive Officer	Lead Independent Director

Forward-Looking Statements
Please note that this letter contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, the impact of the pending SEC litigation, expectations regarding our loan portfolio, including collections on our medallion loans, the potential for future asset growth, and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the current economy, whether inflation or the risk of recession, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control. In addition to risks relating to the current economy, a description of certain risks to which Medallion is or may be subject, including risks related to the pending SEC litigation, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2023 Annual Report on Form 10-K.

Important Additional Information and Where to Find It

Medallion has filed its definitive proxy statement, accompanying BLUE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies for Medallion’s upcoming 2024 Annual Meeting of Shareholders. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING MEDALLION’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by visiting the “Investor Relations” section of Medallion’s website at www.medallion.com, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC.